EXHIBIT 23


               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-5035 and No. 333-57067 and Form S-8 No. 333-50797) of Technical
Chemicals and Products, Inc. and in the related Prospectus of our report dated March 3, 1999, with respect to the consolidated financial statements and schedule of Technical Chemicals and Products, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                             /s/ Ernst & Young LLP

Miami, Florida
March 29, 1999

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